Exhibit 99
PRESS RELEASE
OM GROUP REPORTS STRONG REVENUE, INCOME GROWTH
IN FOURTH-QUARTER AND FULL-YEAR 2010
— Recent acquisition and solid organic growth drive fourth-quarter net sales up 21 percent —
— Fourth-quarter income from continuing operations increases to $0.77 per diluted share —
— Financial discipline leads to robust cash generation and healthy balance sheet —
CLEVELAND — February 24, 2011 — OM Group, Inc. (NYSE: OMG) today announced financial results for the fourth quarter and full year ended December 31, 2010.
Fourth-quarter net sales were $293.1 million, 21 percent higher than a year ago. The increase was driven primarily by net sales of $31.2 million in Battery Technologies due to the acquisition of EaglePicher Technologies in January of 2010. Excluding the acquisition, sales rose 9 percent on higher cobalt volume and metal resale in Advanced Materials and volume growth in Specialty Chemicals. 2010 fourth-quarter net income was $23.8 million, or $0.78 per diluted share, compared with $14.3 million, or $0.47 per diluted share, during the fourth quarter of 2009. Income from continuing operations in the fourth quarter of 2010 was $0.77 per diluted share, compared with $0.48 per diluted share last year.
Gross profit grew 14 percent due primarily to higher volumes and the EaglePicher Technologies acquisition. Gross margin declined to 24.1 percent of sales from 25.7 percent last year, as the benefit from volume growth was offset by lower pricing and a compression in Advanced Materials gross margin due to timing and direction of changes in raw material costs in the fourth quarter of 2010. SG&A increased due to the acquisition, higher sales and higher performance-based employee annual incentive compensation. As a result of the lower gross margin and higher SG&A, operating margin fell to 8.7 percent of sales compared with 12.1 percent in the fourth quarter of 2009.
The fourth quarter income tax benefit of $2.1 million includes a net discrete tax benefit of $0.7 million primarily due to changes in uncertain tax positions (company portion is $1.5 million). The full-year effective tax rate excluding discrete items fell to 22.6 percent due primarily to the movement of foreign exchange rates and their impact on tax expense. This reduced income taxes provided in the fourth quarter by $6.3 million.
Cash used for operating activities during the fourth quarter was $35.0 million. This included $68.1 million of payments into a deposit account related to a legal injunction against payment to our joint venture partner for raw materials. The company’s cash balance at the end of the quarter was $400.6 million.
BUSINESS SEGMENT RESULTS (all comparisons with the fourth quarter of 2009)
Advanced Materials
•	Net sales were $152.0 million, up 14 percent

•	Excluding metal resale and by-product sales, product volumes fell 7 percent, as growth in powder metallurgy, ceramics and chemical was offset by a decrease in battery materials

•	Operating profit was $20.7 million (13.6 percent of sales), down 20 percent on higher SG&A and lower gross margin

Specialty Chemicals
•	Net sales were $110.0 million, up 1 percent

•	Demand was higher in electronic technologies end markets, while volumes fell in Advanced Organics due to the closure of the Manchester, England facility

•	Operating profit was $11.6 million (10.5 percent of sales), up $0.5 million due primarily to higher volumes in electronic technologies
Battery Technologies
•	Net sales were $31.2 million

•	Operating profit was $3.1 million

•	Note: This segment is comprised of EaglePicher Technologies, which was acquired on January 29, 2010. Comparison to previous year not provided.
FULL-YEAR RESULTS
For the full year, consolidated net sales increased 37 percent to $1,196.6 million and income from continuing operations was $82.6 million, or $2.70 per diluted share, compared with a loss of $19.4 million, or $0.64 per diluted share in 2009. Net cash provided by operating activities for the year was $126.6 million.
“2010 was a very good year for OM Group from both a financial results and operational execution standpoint,” said Joseph Scaminace, chairman and chief executive officer. “During the fourth quarter, we continued to build on the positive momentum we have been generating for the company. I am particularly pleased with how well all of our businesses are contributing to our financial performance. Similarly, I am proud of the way our people have responded to the continued increase in demand across our various end markets, while maintaining the financial discipline we have instituted throughout the organization. As a result, we have been able to efficiently translate the increasing net sales into earnings growth and excellent cash flow generation.”
Scaminace noted that the company’s ability to generate strong cash flow is critical to its growth and transformation strategy because it enables OM Group to continue to fund its organic growth through product innovation and capital investment, as well as remain active in identifying growth opportunities in adjacent, value-added technologies and solutions.
OUTLOOK
“As we begin 2011, we expect to continue to produce profitable growth and steadily increasing value creation for our shareholders, thanks to our truly global footprint and market-leading positions in fast-growing end markets,” said Scaminace. “Assuming macroeconomic conditions remain relatively steady, we expect to see continued growth across our various end markets. In particular, within our growth platforms of portable power and electronic chemicals, we anticipate continued strong demand for battery materials, semiconductor, memory disk and printed circuit board products. Similarly, at this point in time, we expect industrial and automotive production to remain strong, which bodes well for powder metallurgy. We also believe growing demand for portable power and energy storage solutions from the defense, aerospace and medical sectors will benefit our specialized Battery Technologies businesses.”
For purposes of this release, discussions related to income (loss) from continuing operations or net income (loss) pertain to amounts attributable to OM Group, Inc. common stockholders.
PRESENTATION OF NON-GAAP FINANCIAL INFORMATION
The Company is including certain non-GAAP financial measures, including Income (loss) from continuing operations attributable to OM Group, Inc. and Earnings per common share — assuming dilution, both as adjusted for special items. “Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items” is a non-GAAP measure used in this release. It is defined and reconciled to what management believes to be the most comparable U.S. GAAP measure in a schedule attached to this release. The Company believes that the non-GAAP financial measure facilitates a comparative assessment of the

Company’s operating performance and will enhance investors’ understanding of the performance of the Company’s operations during 2010 and of the comparability of the 2010 results to the results of the relevant prior period. Such non-GAAP financial measures are unique to the Company and may not be employed by other companies. The non-GAAP financial information should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.
WEBCAST INFORMATION
OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management’s presentation materials will be available on OMG’s website at the time of the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations — Presentations” page of the company’s website three hours after the call.
ABOUT OM GROUP, INC.
OM Group, Inc. is a leading global solutions provider of specialty chemicals, advanced materials, electrochemical energy storage and unique technologies crucial to enabling our customers to meet increasingly stringent market and application requirements. The company serves a wide variety of sectors, including rechargeable batteries, electronic devices, cutting tools, petrochemical catalysts, electronics manufacturing, industrial coatings, defense, aerospace, and medical devices. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia and Africa. For more information, visit the company’s Web site at http://www.omgi.com.
# # #
For more information, contact: Troy Dewar, director, investor relations, at +1-216-263-7765.
FORWARD-LOOKING STATEMENTS
The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the potential impact that global economic and financial market crisis may have on our business and operations, including future goodwill impairments; the direction and pace of our strategic transformation, including identification of and the ability to finance potential acquisitions; the operation of our critical business facilities without interruption; the speed and sustainability of price changes in cobalt; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market price of cobalt or the selling prices of the Company’s finished products; the availability of competitively priced supplies of raw materials, particularly cobalt; the demand for metal-based specialty chemicals and products in the Company’s markets; the impact of environmental regulations on our operating facilities and the impact of new or changes to current environmental, health and safety laws on our products and their use by our customers; the effect of fluctuations in currency exchange rates on the Company’s international operations; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the effect of changes in domestic or international tax laws; and the general level of global economic activity and demand for the Company’s products.

OM Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31,	December 31,
(In thousands, except share data)	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$400,597	$355,383
Restricted cash on deposit	68,096	—
Accounts receivable, less allowances	155,465	123,641
Inventories	293,625	287,096
Refundable and prepaid income taxes	40,740	44,474
Other current assets	44,602	32,394

Total current assets	1,003,125	842,988

Property, plant and equipment, net	256,098	227,115
Goodwill	306,888	234,189
Intangible assets	153,390	79,229
Notes receivable from joint venture partner, less allowance	13,915	13,915
Other non-current assets	39,292	46,700

Total assets	$1,772,708	$1,444,136

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$30,000	$—
Accounts payable	105,900	139,173
Liability related to joint venture partner injunction	68,096	—
Accrued income taxes	8,321	7,522
Accrued employee costs	37,932	18,168
Other current liabilities	34,075	24,099

Total current liabilities	284,324	188,962

Long-term debt	90,000	—
Deferred income taxes	23,499	27,453
Uncertain tax positions	14,796	15,733
Pension liabilities	58,107	15,799
Other non-current liabilities	25,364	20,057

Total liabilities	496,090	268,004

Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,236,784	1,131,305
Noncontrolling interests	39,834	44,827

Total equity	1,276,618	1,176,132

Total liabilities and equity	$1,772,708	$1,444,136

OM Group, Inc. and Subsidiaries
Condensed Statements of Consolidated Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2010	2009	2010	2009
Net sales	$293,128	$241,372	$1,196,646	$871,669
Cost of products sold (excluding restructuring charges)	222,582	178,640	910,094	693,832
Restructuring charges	(49)	677	1,864	12,054

Gross profit	70,595	62,055	284,688	165,783
Selling, general and administrative expenses	44,905	32,760	161,806	133,302
Goodwill impairment, net	—	—	—	37,504
Restructuring charges	95	103	236	654
Gain on termination of retiree medical plan	—	—	—	(4,693)

Operating profit (loss)	25,595	29,192	122,646	(984)
Other income (expense):
Interest expense	(1,461)	(81)	(5,255)	(689)
Interest income	267	202	908	928
Foreign exchange gain (loss)	(2,591)	(671)	(10,679)	(21)
Other, net	(95)	(57)	(305)	(292)

	(3,880)	(607)	(15,331)	(74)

Income (loss) from continuing operations before income tax expense	21,715	28,585	107,315	(1,058)
Income tax (expense) benefit	2,135	(14,249)	(29,656)	(20,899)

Income (loss) from continuing operations, net of tax	23,850	14,336	77,659	(21,957)
Income (loss) from discontinued operations, net of tax	104	(289)	726	1,496

Consolidated net income (loss)	23,954	14,047	78,385	(20,461)
Net (income) loss attributable to noncontrolling interests	(170)	279	4,989	2,604

Net income (loss) attributable to OM Group, Inc. common stockholders	$23,784	$14,326	$83,374	$(17,857)

Earnings per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.78	$0.48	$2.72	$(0.64)
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	—	(0.01)	0.02	0.05

Net income (loss) attributable to OM Group, Inc. common stockholders	$0.78	$0.47	$2.74	$(0.59)

Earnings per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.77	$0.48	$2.70	$(0.64)
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	0.01	(0.01)	0.03	0.05

Net income (loss) attributable to OM Group, Inc. common stockholders	$0.78	$0.47	$2.73	$(0.59)

Weighted average shares outstanding — basic	30,481	30,267	30,433	30,244
Weighted average shares outstanding — assuming dilution	30,653	30,487	30,565	30,244

Amounts attributable to OM Group, Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$23,680	$14,615	$82,648	$(19,353)
Income (loss) from discontinued operations, net of tax	104	(289)	726	1,496

Net income (loss)	$23,784	$14,326	$83,374	$(17,857)

OM Group, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2010	2009	2010	2009
OPERATING ACTIVITIES
Consolidated net income (loss)	$23,954	$14,047	$78,385	$(20,461)
Adjustments to reconcile consolidated net income (loss) to net cash provided by (used for) operating activities:
(Income)/loss from discontinued operations	(104)	289	(726)	(1,496)
Depreciation and amortization	13,911	12,655	54,097	53,765
Share-based compensation expense	1,191	1,440	5,342	6,026
Foreign exchange loss	2,591	671	10,679	21
Goodwill impairment charges, net	—	—	—	37,504
Gain on termination of retiree medical plan	—	—	—	(4,693)
Restructuring charges	46	780	2,100	12,708
Allowance on GTL prepaid tax asset	—	—	11,465	—
Impairment of cost method investment	2,000	—	2,000	—
Other non-cash items	6,630	(12,145)	(4,352)	(6,670)
Changes in operating assets and liabilities, excluding the effect of business acquisitions
Accounts receivable	986	2,556	(21,668)	6,739
Inventories	(9,462)	(23,662)	20,931	17,142
Accounts payable	(69,685)	38,592	(39,558)	49,703
Other, net	(7,101)	25,667	7,936	15,158

Net cash provided by (used for) operating activities	(35,043)	60,890	126,631	165,446

INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(10,427)	(3,558)	(26,430)	(25,686)
Acquisition	—	—	(171,979)	—
Other, net	(641)	(2,346)	(1,418)	(4,797)

Net cash used for investing activities	(11,068)	(5,904)	(199,827)	(30,483)

FINANCING ACTIVITIES
Payments of long-term debt and revolving line of credit	—	—	(125,000)	(26,141)
Proceeds from the revolving line of credit	—	—	245,000	—
Debt issuance costs	—	—	(2,596)	—
Other, net	227	424	2,913	(524)

Net cash provided by (used for) financing activities	227	424	120,317	(26,665)

Effect of exchange rate changes on cash	(255)	(104)	(1,854)	2,697

CASH AND CASH EQUIVALENTS
Increase (decrease) in cash and cash equivalents	(46,139)	55,306	45,267	110,995
Discontinued operations — net cash used for operating activities	(20)	(397)	(53)	(397)
Balance at the beginning of the period	446,756	300,474	355,383	244,785

Balance at end of the period	$400,597	$355,383	$400,597	$355,383

OM Group, Inc. and Subsidiaries
Non-GAAP Financial Measure

	Three Months Ended		Three Months Ended
	December 31, 2010		December 31, 2009
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS

Net income attributable to OM Group, Inc. — as reported	$23,784	$0.78	$14,326	$0.47

Less:
Income (loss) from discontinued operations, net of tax	104	0.01	(289)	(0.01)

Income from continuing operations attributable to OM Group, Inc. — as reported	$23,680	$0.77	$14,615	$0.48

Special items — income (expense):
Restructuring charges, net of tax	(46)	—	(780)	(0.02)
Discrete tax items — OMG portion	1,487	0.05	(4,449)	(0.15)
Intangible asset impairment charge	—	—	(163)	(0.01)

Income from continuing operations attributable to OM Group, Inc. — as adjusted for special items	$22,239	$0.72	$20,007	$0.66

Weighted average shares outstanding — diluted		30,653		30,487

	Year Ended		Year Ended
	December 31, 2010		December 31, 2009
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS

Net income (loss) attributable to OM Group, Inc. — as reported	$83,374	$2.73	$(17,857)	$(0.59)

Less:
Income from discontinued operations, net of tax	726	0.03	1,496	$0.05

Income (loss) from continuing operations attributable to OM Group, Inc. — as reported	$82,648	$2.70	$(19,353)	$(0.64)

Special items — income (expense):
Restructuring charges, net of tax	(2,002)	(0.07)	(10,808)	(0.36)
Discrete tax items — OMG portion	(618)	(0.02)	(6,128)	(0.20)
EaglePicher — inventory (COGS) and deferred revenue (sales) valuation, net of tax	(2,748)	(0.09)	—	—
Intangible asset impairment charge	—	—	(1,550)	(0.05)
Goodwill impairment charge	—	—	(37,504)	(1.23)
Gain on termination of retiree medical plan	—	—	4,693	0.15

Income from continuing operations attributable to OM Group, Inc. — as adjusted for special items	$88,016	$2.88	$31,944	$1.05

Weighted average shares outstanding — diluted		30,565		30,395

Non-GAAP Financial Measures:

The Company is including certain non-GAAP financial measures, including Income (loss) from continuing operations attributable to OM Group, Inc. and Earnings per common share — assuming dilution, both as adjusted for special items. “Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items” is a non-GAAP financial measure that the Company’s management uses as an important metric in evaluating the performance of the Company’s business. The table above presents a reconciliation of the Company’s U.S. GAAP results, as reported (both net income (loss) attributable to OM Group, Inc. and income (loss) from continuing operations attributable to OM Group, Inc.), to its non-GAAP results after adjusting for the special items shown. The Company believes that the non-GAAP financial measure presented in the table above facilitates a comparative assessment of the Company’s operating performance and will enhance investors’ understanding of the performance of the Company’s operations during 2010 and of the comparability of the 2010 results to the results of the relevant prior period. Such non-GAAP financial measures are unique to the Company and may not be employed by other companies. The non-GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries
Segment Information

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2010	2009	2010	2009
Net Sales
Advanced Materials	$151,953	$132,762	$620,638	$472,412
Specialty Chemicals	109,957	109,137	462,743	401,801
Battery Technologies (a)	31,218	—	113,941	—
Intersegment items	—	(527)	(676)	(2,544)

	$293,128	$241,372	$1,196,646	$871,669

Operating profit (loss)
Advanced Materials	$20,708	$25,915	$95,633	$53,301
Specialty Chemicals (b) (c)	11,597	11,116	59,558	(26,981)
Battery Technologies (a)	3,087	—	5,061	—
Corporate (d) (e)	(9,797)	(7,839)	(37,606)	(27,304)

	$25,595	$29,192	$122,646	$(984)

(a)	Includes activity since the acquisition of EaglePicher Technologies on January 29, 2010.

(b)	Specialty Chemicals includes a $37.5 million non-cash goodwill impairment charge in the year ended December 31, 2009.

(c)	Specialty Chemicals includes a $2.1 million restructuring charge in the year ended December 31, 2010, and a $12.7 million restructuring charge in the year ended December 31, 2009.

(d)	Corporate includes $2.2 million of fees related to the EaglePicher Technologies acquisition in the year ended December 31, 2010,and $1.3 million of fees related to the EaglePicher Technologies acquisition in the year ended December 31, 2009.

(e)	Corporate includes a $4.7 million gain on the termination of the Company’s retiree medical plan in the year ended December 31, 2009.

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Volumes
Advanced Materials
Product sales volume — metric tons*	3,468	3,714	14,246	13,517
Other sales volume (cobalt metal resale and by-product sales)	2,879	2,975	11,186	13,556
Cobalt refining volume — metric tons	2,562	2,344	9,413	8,962
*excludes cobalt metal resale and by-product sales.

Specialty Chemicals
Advanced Organics sales volume — metric tons	4,579	5,003	22,002	21,787
Electronic Chemicals sales volume — gallons (thousands)	2,751	2,720	11,081	8,994
Ultra Pure Chemicals sales volume — gallons (thousands)	1,648	1,230	5,973	4,564
Photomasks — number of masks	8,431	6,989	30,632	27,065